                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                     FROZEN FOODS EXPRESS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------


    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------

    (3) Filing Party:

    ---------------------------------------------------------------------------

    (4) Date Filed:

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Notes:

                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 1996

TO THE SHAREHOLDERS OF
FROZEN FOOD EXPRESS INDUSTRIES, INC.:

  Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Frozen Food Express Industries, Inc. (the "Company"), a Texas corporation, will be held on Thursday, April 25, 1996, at 3:30 p.m., Dallas, Texas time, in the Sheraton Park Central Hotel, 12720 Merit Drive, Dallas, Texas 75251 for the following purposes:

  1. Electing eight (8) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified; and

  2. Transacting such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

  You are encouraged to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the accompanying proxy at your earliest convenience. A reply envelope is provided for this purpose, which needs no postage if mailed in the United States. Your immediate attention is requested in order to save your Company additional solicitation expense.

  Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

  Only shareholders of record at the close of business on March 8, 1996, are entitled to notice of and to vote at such meeting or any adjournment thereof.

                                          By Order of the Board of Directors

Dallas, Texas                             LEONARD W. BARTHOLOMEW
March 29, 1996                            Secretary

                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 1996

                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
                           1145 EMPIRE CENTRAL PLACE
                               P. O. BOX 655888
                           DALLAS, TEXAS 75265-5888
                           TELEPHONE: (214) 630-8090

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD APRIL 25, 1996

                            SOLICITATION OF PROXIES

  The accompanying proxy is solicited by the management of Frozen Food Express Industries, Inc., (the "Company") for use at the Annual Meeting of Shareholders to be held at Dallas, Texas, on the 25th day of April, 1996 (the "Annual Meeting"), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy are being mailed or delivered to shareholders on or about March 29, 1996. Solicitations of proxies may be made by personal interview, mail, telephone or telegram by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's $1.50 par value Common Stock (the "Common Stock") held of record by such persons and may reimburse such forwarding expenses. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by the Company.

                                 ANNUAL REPORT

  The Company's Annual Report to Shareholders, covering the fiscal year ended December 31, 1995, including audited financial statements, is also being mailed to the shareholders entitled to notice of and vote at the Annual Meeting in the envelope containing this Proxy Statement. The Annual Report does not form any part of the material for solicitation of proxies.

                    SIGNATURES OF PROXIES IN CERTAIN CASES

  If a shareholder is a corporation, the accompanying proxy should be signed in its full corporate name by the President or another authorized officer who should indicate his title. If a shareholder is a partnership, the proxy should be signed in the partnership name by an authorized person. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator. The executor or administrator should attach to the proxy appropriate instruments showing his qualification and authority. Proxies signed by a person as agent, attorney, administrator, executor, guardian or trustee should indicate such person's full title following his signature.

                              REVOCATION OF PROXY

  All shares represented by a valid proxy will be voted. A proxy may be revoked at any time before it is voted by the giving of written notice to that effect to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

               OUTSTANDING CAPITAL STOCK; PRINCIPAL SHAREHOLDERS

  At the close of business on the 8th day of March, 1996, the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were outstanding and entitled to be voted 16,394,484 shares of Common Stock. The following table sets forth certain information, as of March 8, 1996, with respect to each person known to the management of the Company to be a beneficial owner of more than five percent of the outstanding Common Stock.

                                               AMOUNT AND
                                               NATURE OF
      NAME AND ADDRESS                         BENEFICIAL      PERCENT
      OF BENEFICIAL OWNER                    OWNERSHIP(/1/)    OF CLASS
     ------------------------------------------------------------------
      FEE Transportation Services, Inc.        2,759,183        16.83%
       Employee Stock Ownership Trust(/2/)
       Texas Commerce Bank,
       National Association, Trustee
       1700 Pacific Avenue
       Dallas, Texas 75201
      Edgar O. Weller                          1,930,050(/3/)   11.77%
       16120 Chalfont Circle
       Dallas, Texas 75248
      Savings Plan For Employees of            1,745,634        10.65%
       Frozen Food Express Industries, Inc.
       Texas Commerce Bank,
       National Association, Trustee
       1700 Pacific Avenue
       Dallas, Texas 75201
      Stoney M. Stubbs, Jr.(4)                 1,399,200(/5/)    8.46%
       158 Jellico Circle
       Southlake, Texas 76092
      Quest Advisory Corp. and Quest           1,151,630(/6/)    7.02%
       Management Company
       1414 Avenue of the Americas
       New York, New York 10019

--------
(1) Except as otherwise noted, each beneficial owner has sole voting and investment power with respect to all shares owned by him, and all shares are directly held by the person named.

(2) FFE Transportation Services, Inc. ("FFE") is the principal operating subsidiary of the Company.

(3) Includes 1,333,332 shares held by a family partnership which is controlled by Mr. Weller.

(4) Mr. Stubbs holds, and has held for the past sixteen years, the offices of Chairman of the Board, President and Chief Executive Officer of the Company and FFE. Mr. Stubbs is the nephew of Edgar O. Weller, a director of the Company.

(5) Includes 153,055 shares Mr. Stubbs has the right to acquire pursuant to presently exercisable options, 144,080 shares allocated to his account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 41,211 shares allocated to his account in the Savings Plan for Employees of Frozen Food Express Industries, Inc., 880 shares held by an estate of which Mr. Stubbs is executor, and 788,222 shares held in family partnerships controlled by Mr. Stubbs.

(6) Information concerning the number of shares beneficially owned by Quest Advisory Corp. ("Quest") and Quest Management Company ("QMC") is as of December 31, 1995, and was obtained from a Schedule 13G, dated February 15, 1996, jointly filed by Quest, QMC and Charles M. Royce with the Securities and Exchange Commission (the "SEC"). The Schedule 13G confirms that Quest and QMC are both investment advisers and members of a "group". Quest has sole voting and dispositive power over 1,055,092 shares and QMC has sole voting and dispositive power over 96,538 shares. Mr. Royce may be deemed to be a controlling person of Quest and QMC and as such may be deemed to beneficially own the shares beneficially owned by Quest and QMC. Mr. Royce does not own any shares outside of Quest and QMC and disclaims beneficial ownership of the shares held by Quest and QMC.

                               QUORUM AND VOTING

  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining the presence of a quorum. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner has voted on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owner but may not have received instructions or exercised discretionary voting power with respect to other matters.

  Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of such stock owned of record at the close of business on March 8, 1996. As to the election of directors, a shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or
(iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. Cumulative voting for directors is not permitted.

                       ACTION TO BE TAKEN UNDER THE PROXY

  The accompanying proxy, if properly executed and returned, will be voted (i) unless otherwise specified thereon, FOR the election of the eight nominees, named in the next succeeding table, as directors of the Company and (ii) in the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof. As to any other matter or business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same. The management of the Company does not know of any such other matter or business. Should any nominee named herein for the office of director become unable or be unwilling to accept nomination for or election to such position, the persons acting under the proxy will vote for the election, in his stead, of such other person as the management of the Company may recommend. The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-voter will have no effect in the election of directors.

                            NOMINEES FOR DIRECTORS

  The Company's Bylaws provide that the Board of Directors shall consist of a minimum of seven and a maximum of fifteen directors. Eight directors will be elected at the Annual Meeting. Each director elected will serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

  The persons named below are the Board of Directors' nominees for election as directors. Each nominee has served continuously as a director since the date of his first election to the Board. Further items of information with respect to the nominees and all directors and officers of the Company as a group, including the beneficial ownership of Common Stock as of March 8, 1996, by such persons and group, are set forth below:

                                                                       AMOUNT AND
                                   PRINCIPAL OCCUPATION        FIRST   NATURE OF          PERCENT
                                  DURING PAST FIVE YEARS      BECAME A BENEFICIAL           OF
          NAME            AGE       AND DIRECTORSHIPS         DIRECTOR OWNERSHIP(/1/)      CLASS
-------------------------------------------------------------------------------------------------
Stoney M. (Mit)           59  Chairman of the Board,            1977   1,399,200(/2/)       8.46%
 Stubbs, Jr.                   President and Chief Executive
                               Officer of the Company
Edgar O. Weller           78  Vice Chairman of the Board        1969   1,930,050(/3/)      11.77%
                               of the Company
W. Grogan Lord            81  Senior Chairman of the Board,     1975       1,875(/4/)          *
                               TeleCom Corporation
Leroy Hallman(/5/)        80  Of counsel to the law firm of     1975      16,775               *
                               Storey Armstrong Steger &
                               Martin, P.C.
Brian R. Blackmarr        54  President,                        1990      21,071(/6/)          *
                               B.R. Blackmarr &
                               Associates, Inc.
T. Michael O'Connor       41  Chief Executive Officer,          1992      20,803(/7/)          *
                               Ecosource, Inc., Managing
                               Partner, T.J. O'Connor
                               Cattle Co. and Member of
                               Texas A & M University
                               Board of Regents
Charles G.                54  Executive Vice President          1982     486,546(/9/)       2.95%
Robertson(/8/)
                               of the Company since
                               November 1987 and prior
                               thereto Senior Vice
                               President of FFE
Burl G. Cott(/8/)         55  Senior Vice President             1990     104,332(/1//0/)       *
                               of the Company and FFE
                               since November 1989
All above directors and                                                3,980,652(/1//1/)   23.83%
executive officers, as a
group
All above directors,                                                   5,249,341(/1//2/)   30.89%
executive officers and
18 officers not listed
above, as a group

--------
* less than 1%

 (1) Except as otherwise noted, all shares are held directly, and the owner has sole voting and investment power.

 (2) Includes 153,055 shares Mr. Stubbs has the right to acquire pursuant to presently exercisable options, 144,080 shares allocated to his account in the FFE Transportation Services, Inc., Employee Stock

   Ownership Plan, 41,211 shares allocated to his account in the Savings Plan for Employees of Frozen Food Express Industries, Inc., 880 shares held by an estate of which Mr. Stubbs is executor, and 788,222 shares held in family partnerships controlled by Mr. Stubbs.

 (3) Includes 1,333,332 shares held by a family partnership which is controlled by Mr. Weller.

 (4) Represents 1,875 shares which Mr. Lord has the right to acquire pursuant to presently exercisable options.

 (5) Mr. Hallman, and firms of which he is or has been a member, serve, and for more than 30 years have served, as the Company's principal attorneys in interstate and intrastate trucking matters.

 (6) Includes 1,071 shares which Mr. Blackmarr has the right to acquire pursuant to presently exercisable options.

 (7) Represents 20,803 shares which Mr. O'Connor has the right to acquire pursuant to presently exercisable options.

 (8) Mr. Robertson is also Executive Vice President and a director of FFE. Mr. Cott is also Senior Vice President and a director of FFE.

 (9) Includes 96,047 shares Mr. Robertson has the right to acquire pursuant to presently exercisable options, 81,415 shares allocated to his account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 34,776 shares allocated to his account in the Savings Plan for Employees of Frozen Food Express Industries, Inc., and 192,236 shares held by a family partnership which is controlled by Mr. Robertson.

(10) Includes 36,672 shares Mr. Cott has the right to acquire pursuant to presently exercisable options, 21,205 shares allocated to his account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan and 10,992 shares allocated to his account in the Savings Plan for Employees of Frozen Food Express Industries, Inc.

(11) Includes 309,523 shares which executive officers and directors have the right to acquire pursuant to presently exercisable options, 246,700 shares allocated to the accounts of executive officers pursuant to the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 86,979 shares allocated to the accounts of executive officers pursuant to the Savings Plan for Employees of Frozen Food Express Industries, Inc., 880 shares held by an estate, and 2,313,790 shares held by family partnerships controlled by directors and executive officers.

(12) Includes 598,716 shares which officers and directors have the right to acquire pursuant to presently exercisable options, 575,278 shares allocated to the accounts of officers pursuant to the FFE Transportation Services, Inc., Employees Stock Ownership Plan, 251,885 shares allocated to the accounts of officers pursuant to the Savings Plan for Employees of Frozen Food Express Industries, Inc., 880 shares held by an estate, and 2,313,790 shares held by family partnerships controlled by directors and officers.

  The Company's Board of Directors held five meetings during 1995. Each incumbent director attended during 1995 at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that he was director and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

  The Company's Board of Directors has standing compensation, audit and information services committees, but does not have a standing nominating committee. The Compensation Committee consists of Messrs. Blackmarr, Chairman, and Lord. The Committee is charged with recommending compensation arrangements for the directors and executive officers of the Company and recommending compensation programs for FFE. The Committee held two meetings during 1995.

  The Audit Committee of the Board of Directors consists of Messrs. Hallman, Chairman, Weller and O'Connor. During 1995, the Committee held one meeting at which it reviewed with representatives of Arthur Andersen LLP the results of its 1994 annual audit, plans for the 1995 annual audit and reviewed other services provided by the Company's accountants.

  The Information Services Committee of the Board of Directors consists of Messrs. Stubbs, Chairman, Blackmarr, Cott and Robertson. The Committee is charged with reviewing the Company's information systems and making recommendations to the Board of Directors regarding possible improvements to such systems. The Committee held 11 meetings during 1995.

                             DIRECTOR COMPENSATION

  As consideration for services as a director, each director who is not an executive officer of the Company receives fees of $1,000 for each meeting attended and $500 for each telephonic meeting in which he participates. Members of the Audit, Compensation and Information Services Committees who are not executive officers of the Company receive fees of $500 for each committee meeting attended which does not occur on the same day as a Board meeting.

  On April 27, 1995, the shareholders adopted the Frozen Food Express Industries, Inc., 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan"). The purpose of the 1995 Director Plan is to advance the interest of the Company and its shareholders by strengthening the Company's ability to attract and retain experienced and able individuals to serve as independent directors of the Company and to furnish additional incentive to such individuals to expend their best efforts on behalf of the Company.

  On the day of a non-employee director's initial appointment or election (whichever comes first) to the Board, such individual will be granted, without any further action on the part of the Board or such individual, an option to purchase 9,375 shares of Common Stock (subject to adjustment to reflect certain changes in capitalization). Upon the reelection of any non-employee director to the Board (including the non-employee director's first election by shareholders if such director was initially appointed to the Board) such individual will be granted, without any further action on the part of the Board or such individual, an option to purchase 1,875 shares of Common Stock (subject to adjustment to reflect certain changes in capitalization). No option shall be granted pursuant to the 1995 Director Plan after March 3, 2005.

  To the extent that a non-employee director has served as a director for one or more years prior to the grant of an option, the option is immediately exercisable for the number of shares equal to the product of one-seventh (1/7) of the number of shares subject to the option multiplied by the number of full years such non-employee director has served as a director. Thereafter, one-seventh of the number of shares subject to the option become exercisable on each anniversary of the date of grant until the option becomes fully exercisable. No option granted under the 1995 Director Plan may be exercised after the tenth anniversary of its grant. In the event that an optionee dies while serving on the Board of Directors, all options granted to such optionee under the 1995 Director Plan become fully exercisable as of the date of his or her death, by the beneficiary under the optionee's will or the executor of such optionee's estate at any time prior to the second anniversary of his or her death, and his or her unexercised options expire at the end of such period. No shares underlying the options, however, may be sold until the expiration of six months after the date of grant.

  The exercise price under each option is fifty percent (50%) of the fair market value of the Common Stock at the close of business on the last business day prior to the date the option is granted. Options may be exercised by tendering to the Company the purchase price in cash, check, or shares of Common Stock already owned by the non-employee director having a fair market value equal to the purchase price.

  In accordance with the Director Plan, each of the Company's non-employee Directors was granted an option to purchase 1,875 shares of Common Stock for $5.8125 per share on April 27, 1995.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The Compensation Committee consists of Messrs. Blackmarr and Lord. The Committee is charged with recommending compensation arrangements for the directors and executive officers of the Company and recommending compensation programs for FFE. No payments other than director fees were made to Compensation Committee members during 1995.

                    FIVE-YEAR SHAREHOLDER RETURN COMPARISON

  The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and the Media General Industry Group Index #221--Trucking Companies, consisting of the Company and 52 other trucking companies (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the Media General Index on January 1, 1991, and reinvestment of all dividends).

 COMPARISON OF FIVE-YEAR TOTAL RETURN AMONG FROZEN FOOD EXPRESS, MEDIA GENERAL
           INDUSTRY GROUP #221--TRUCKING COMPANIES AND S&P 500 INDEX

                       COMPARISON OF 5-YEAR TOTAL RETURN
            AMONG FROZEN FOOD EXPRESS, MEDIA GENERAL INDUSTRY GROUP
                  #221-TRUCKING COMPANIES AND S&P 500 INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                             FROZEN FOOD       MG            S&P
Measurement Period           EXPRESS           INDUSTRY      500
(Fiscal Year Covered)        INDUSTRIES, INC.  GROUP INDEX   INDEX
---------------------        ---------------   -----------  ----------
                             $100.00           $100.00      $100.00
FYE 12/31/1991               $220.22           $158.76      $130.48
FYE 12/31/1992               $553.35           $185.68      $140.46
FYE 12/31/1993               $811.16           $199.23      $154.62
FYE 12/31/1994               $694.03           $183.74      $156.66
FYE 12/31/1995               $495.08           $158.33      $215.54

                                    [GRAPH]

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth information with respect to the compensation paid by the Company for services rendered during the fiscal years ended December 31, 1995, 1994 and 1993, to each executive officer (collectively, the "Executive Officers") of the Company:

                                                ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                                 -------------------------------------------------------------
                                                                              AWARDS      PAYOUTS
                                                     ----------------------------
                                                                                         SECURITIES
                                                                            RESTRICTED   UNDERLYING   ALL OTHER
                                                                           STOCK AWARDS OPTIONS/SARS COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR  SALARY   BONUS   TOTAL (1)     $(2)         #(3)          (4)
-----------------------------------------------------------------------------------------------------------------
Stoney M. (Mit) Stubbs, Jr.               1995 $258,099 $224,281 $482,380    $ 84,652      81,250      $ 41,152
Chairman of the Board,                    1994 $258,099 $474,373 $732,472    $138,950      62,500      $ 23,530
President and Chief                       1993 $237,112 $521,734 $758,846    $400,257      88,333      $ 28,286
Executive Officer of the Company and FFE
Charles G. Robertson                      1995 $194,364 $132,145 $326,509    $ 52,314      58,000      $ 23,371
Executive Vice President                  1994 $194,364 $283,726 $478,090    $ 84,494      38,125      $ 20,293
of the Company and FFE                    1993 $172,169 $306,761 $478,930    $223,535      51,666      $ 25,341
Burl G. Cott                              1995 $120,490 $ 72,328 $192,818    $ 23,820      21,000      $ 13,668
Senior Vice President                     1994 $120,490 $156,705 $277,195    $ 39,930       8,750      $ 14,574
of the Company and FFE                    1993 $112,745 $179,767 $292,512    $ 94,479      19,999      $ 20,565

--------
(1) Personal benefits provided to each of the named individuals under various Company programs do not exceed the disclosure thresholds established under SEC rules and are not included in this total.
(2) The awards reported in this column are restricted phantom stock units relating to the Common Stock that were awarded for achievement of performance goals under the FFE Transportation Services, Inc. Executive Bonus and Phantom Stock Plan (the "Executive Plan") or in accordance with the Company's Supplemental Executive Retirement Plan (the "SERP"). The amounts reported represent the product of the aggregate number of phantom stock units awarded and the market price of a share of Common Stock on the date of the award. The number of phantom stock units allocated to an officer generally will be adjusted to prevent dilution in the event of certain cash and non-cash dividends, recapitalizations and similar transactions effecting the Common Stock. An officer may generally elect to "cash out" any number or all of the phantom stock units allocated to such officer between December 1 and December 15 of any calendar year, in which event an amount equal to the fair market value of a share of Common Stock on the last business day of the year in which such election is made multiplied by the number of phantom stock units that the officer elected to "cash out" shall be paid to the officer. Additionally, in the event of certain mergers, the sale of all or substantially all of the Company's assets and certain similar transactions (a "Reorganization") within six months after the date an officer has been paid for phantom stock units and as a result of such Reorganization and the holders of Common Stock receive cash for each share so held in an amount in excess of the amount paid to such officer for such phantom stock units, then such excess shall be paid to the officer. As of the date hereof, none of the Executive Officers have elected to "cash out" any of the phantom stock units. The total number of phantom stock units awarded to Messrs. Stubbs, Robertson, and Cott in 1993, 1994, and 1995 under the Executive Plan, the SERP and their predecessors was 27,415, 15,311, and 6,471; 11,206, 6,814, and 3,220; and
    9,675, 5,979, and 2,722, respectively. As of December 31, 1995, the total number of phantom stock units allocated to the accounts of Messrs. Stubbs, Robertson, and Cott and the value of such units (calculated by multiplying the number of phantom stock units allocated to such officer by the market price of a share of Common Stock on December 29, 1995) was 60,436, 35,813 and 18,270 and $528,817, $313,364 and $159,865, respectively.
(3) Options to acquire shares of the Company's Common Stock.

(4) Company contributions to the FFE Employee Stock Ownership Plan (the "ESOP"), the Savings Plan for Employees of Frozen Food Express Industries, Inc., (the "Savings Plan") and the value of benefits, as determined under a methodology required by the SEC for valuing such benefits, ascribed to life insurance policies whose premiums are paid by the Company for the benefit of the persons indicated below. Set forth below is a summary of such compensation:

                                          SAVINGS  SPLIT DOLLAR
      NAME                   YEAR  ESOP    PLAN   LIFE INSURANCE
     -----------------------------------------------------------
      Stoney M. Stubbs, Jr.  1995 $ 7,668 $6,000     $27,484
                             1994 $ 9,119 $6,000     $ 8,411
                             1993 $18,194 $2,371     $ 7,721
      Charles G. Robertson   1995 $ 7,668 $6,000     $ 9,703
                             1994 $ 9,119 $6,000     $ 5,174
                             1993 $18,194 $2,371     $ 4,776
      Burl G. Cott           1995 $ 7,668 $6,000         --
                             1994 $ 9,119 $5,455         --
                             1993 $18,194 $2,371         --

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table contains information concerning the grant of stock options to the Executive Officers in the last fiscal year under the Company's 1992 Incentive and Nonstatutory Stock Option Plan:

                                      INDIVIDUAL GRANTS (1)
                         ------------------------------------------------
                                       % OF TOTAL                          POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF   OPTIONS/SARS                              ASSUMED ANNUAL RATES
                          SECURITIES   GRANTED TO                           OF STOCK PRICE APPRECIATION
                          UNDERLYING   EMPLOYEES   EXERCISE OR                   FOR OPTION TERM (1)
NAME                     OPTIONS/SARS  IN FISCAL   BASE PRICE  EXPIRATION --------------------------------
                          GRANTED (2)     YEAR        ($/SH)      DATE        5%          10%
----------------------------------------------------------------------------------------------------------
Stoney M. (Mit) Stubbs,
Jr.                         31,250         7.0%      $12.000    01/06/05  $   235,835 $    597,653
                            50,000        11.3%      $ 8.875    11/27/05  $   279,072 $    707,223
Charles G. Robertson        25,000         5.6%      $12.000    01/06/05  $   188,668 $    478,123
                            33,000         7.4%      $ 8.875    11/27/05  $   184,188 $    466,767
Burl G. Cott                 7,500         1.7%      $12.000    01/06/05  $    56,601 $    143,437
                            13,500         3.0%      $ 8.875    11/27/05  $    75,349 $    190,950
All Holders of Common
Stock (/3/)                  N/A          N/A        $ 8.875      N/A     $91,504,826 $231,891,194

--------
(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(2) All options granted to Executive Officers were granted on January 6, 1995, or November 27, 1995, under the 1992 Incentive and Nonstatutory Stock Option Plan, first become exercisable on January 6, 1996, or November 27, 1996, respectively, and are exercisable for a period of ten years from the date of grant. All options were granted with an exercise price equal to 100% of the market price of the Common Stock on the date of grant of such stock option.
(3) Assumes a total of 16,394,484 shares of Common Stock outstanding with a value of $8.875 (the closing sales price of the Common Stock on November 27, 1995) per share held from November 27, 1995, until November 27, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

  The following table provides information, with respect to each Executive Officer, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year ending December 31, 1995:

                                                    NUMBER OF
                                                    SECURITIES     VALUE OF
                                                    UNDERLYING    UNEXERCISED
                                                   UNEXERCISED   IN-THE-MONEY
                                                   OPTIONS/SARS  OPTIONS/SARS
                                                    AT FY-END      AT FY-END
                                                       (#)          ($)(2)
                                                  -------------- -------------
                             # OF SHARES  VALUE
                              ACQUIRED   REALIZED  EXERCISABLE/  EXERCISABLE/
NAME                         ON EXERCISE    (1)   UNEXERCISABLE  UNEXERCISABLE
------------------------------------------------------------------------------
Stoney M. (Mit) Stubbs, Jr.    54,500    $222,589 121,805/81,250 $79,777/ $--
Charles G. Robertson           30,480    $114,886  71,047/58,000 $40,024/ $--
Burl G. Cott                   12,298    $ 57,441  29,172/21,000 $17,283/ $--

--------
(1) Value is calculated on the basis of the difference between the closing price for the Company's Common Stock on the date of exercise and the option exercise price multiplied by the number of shares of Common Stock underlying the option exercised.
(2) The closing price for the Company's Common Stock as reported by the Nasdaq Stock Market on December 31, 1995, was $8.75. Value is calculated on the basis of the difference between $8.75 and the option exercise price of an "in-the-money" option multiplied by the number of shares of Common Stock underlying the option.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is composed of Messrs. Brian R. Blackmarr, Chairman, and W. Grogan Lord. The Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's executives with those of its shareholders. The specific objectives of the Company's executive compensation program are to:

 .Support the achievement of Company strategic operating objectives.

 . Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance.

 . Align the Executive Officers' financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company performance).

 . Encourage a balanced perspective between the short-term and long-term decision making responsibilities of the Executive Officers by providing an effective balance between rewards offered through the Company's incentive plans.

  The Company's Executive Officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and phantom equity units, supplemental retirement benefits and various benefits, including medical and retirement plans generally available to employees of the Company. During 1995, the Company engaged a compensation consultant to update the 1993 competitive market analysis of the executive positions in a competitive peer group of companies. The scope of this analysis included comparisons of base salaries, annual cash bonuses, long-term incentives and retirement benefits for executive officer positions comparable to those at the Company. The competitive peer group utilized for purposes of this analysis consisted of 12 publicly-traded trucking companies with operations and revenue size similar to the Company's. The Committee believes that the peer group used for the compensation study provided a more meaningful comparison than would have the broader industry index the Company has selected for use in the five-year shareholder return comparison. For 1995, the broader industry index included 43 other companies, many of which are significantly different from the Company in size and nature of the services provided. This study was completed in February, 1996. It is the intention of the Committee to update the study on a regular basis in an effort to maintain current data on competitive pay practices among its peer group of companies. References made below comparing the compensation of the Company's Executive Officers to the competitive market are based upon the results of the updated study.

  Base salary levels for the Company's Executive Officers are set relative to comparable positions at companies in the transportation services industry. It is the objective of the Company to maintain base salaries that are somewhat below the median of amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar business as the Company. Based upon an analysis of the Company's peer group, the base salaries for Executive Officers in the current fiscal year remain below the average for comparable positions.

  Annual incentive compensation may be paid under the Company's 1994 Incentive Bonus Plan (the "Incentive Plan") and the Company's Executive Bonus and Phantom Stock Plan (the "Executive Plan"). The main purpose of the plans, both of which were approved by the Company's shareholders at the 1994 annual meeting, is to provide direct financial incentives in the form of annual cash bonuses and phantom shares upon the achievement of predetermined performance goals. The Incentive Plan covers all full-time employees of FFE, including Executive Officers. The Incentive Plan provides for incentive compensation based upon a formula giving effect to efficiencies of operation as evidenced by the Company's operating ratio. Under the Executive Plan, participants can earn a bonus calculated as a percentage of their annual base salary if the operating ratio meets prescribed targets. The Committee believes that through the Incentive and Executive Plans, when the Company performs in an outstanding manner in relation to its peer group, amounts should be made available to Executive Officers at levels above the median for that peer group with respect to total cash compensation. For the current fiscal year, cash bonuses awarded under the Incentive and Executive Plans averaged approximately 27% percent of the Executive Officers' annual salaries as compared to 64% during 1994 and 62% during 1993 when operating ratios were better than that achieved during the current year.

  The Board of Directors, at the recommendation of the Committee, awarded discretionary bonuses to the Executive Officers during the 1995 fiscal year, citing their exemplary performance for the first half of fiscal 1995 in directing the Company's profitability to another record in its 49-year history. Company profits during the twelve months ended June 30, 1995, increased approximately 12 percent over the same period in 1994, which was better than most other refrigerated carriers in their peer group.

  The stock option and phantom equity programs form the bases for the Company's long-term incentive plan for officers and key managers. The specific objectives of the programs are (i) to align executive and shareholder long-term interests by creating a strong link between executive pay and shareholder return, and (ii) to provide a balance between the short-term and long-term decision making responsibilities of each executive. It is the intention of the Company that executives develop and maintain a significant, long-term stock ownership position in the Company's Common Stock.

  The 1992 Incentive and Nonstatutory Stock Option Plan as amended (the "1992 Plan") was approved by the shareholders at the 1994 Annual Meeting, and serves to replace the expired 1982 Incentive Stock Option. The 1992 Plan permits the granting of both incentive stock options and nonstatutory options. The exercise price for incentive stock options granted under the plan will not be less than 100% of the fair market value of a share of the Company's Common Stock at the time of the grant. The exercise price for nonstatutory stock options granted under the plan will be determined by the Committee or the Board of Directors at the time of the grant; provided, however, that the exercise price will not be less than 50% of the fair market value of a share of the Company's Common Stock at the time of the grant. The term of the options granted under the 1992 Plan will be determined by the Committee or the Board of Directors; provided that the term of stock options will not exceed ten years. The number of options awarded to individual Executive Officers during the 1995 fiscal year were determined by reference to grants made to comparable executive positions at the Company's peer group of companies. The Committee believes the current year awards are competitive in value with the awards made to comparable executive officer positions in the Company's peer group.

  During 1993, the Company's Board of Directors adopted and implemented the FFE Transportation Services, Inc., Supplemental Executive Retirement Plan. The purpose of the plan is to allow executives whose retirement benefits are restricted by Internal Revenue Code Sections 401(a)(17) and 415 to receive supplemental benefits in the form of phantom shares in the Company. The amounts awarded under this plan for fiscal 1995 are disclosed in the Summary Compensation Table.

  Mr. Stoney M. (Mit) Stubbs, Jr., has served as Chairman of the Board, President and Chief Executive Officer of the Company since his appointment in 1982. His base salary paid in fiscal year 1995 was $258,099, the same as the previous year. Mr. Stubbs' salary is reviewed annually by the Committee. Adjustments, if any, are made based upon the competitive market analysis of the chief executive officer position at the Company's competitive peer group of companies. In addition, the performance of the Company and the Committee's subjective analysis of Mr. Stubbs' individual performance are also taken into consideration.

  Mr. Stubbs' bonus for fiscal 1995 awarded under the Incentive Bonus Plan and the Executive Plan totaled $69,281. The award levels were determined solely by reference to the pre-established performance goals under each plan with respect to the Company's operating ratio for the current year. In addition, the Board of Directors, at the recommendation of the Committee approved in 1995 the payment of a discretionary bonus to Mr. Stubbs in the amount of $155,000, citing his exemplary performance in directing the Company's profitability during the first half of 1995 to another record best in its 49-year history. Company profits during the 12 months ended June 30, 1995, increased by $1,265,000 or 12% over twelve months ended June 30, 1994.

  During the current fiscal year, the Committee, with the approval of the Board of Directors, awarded Mr. Stubbs 81,250 options to purchase Company Common Stock under the terms of the 1992 Plan. The exercise price of the options was equal to the fair market value of the Company's Common Stock on the date of grant. In determining the number of options awarded to Mr. Stubbs, the Committee considered the value of long-term incentive plan awards made to the chief executive officers of the Company's peer group of companies. Additional considerations included the recent performance of the Company and the Committee's subjective assessment of the individual performance of Mr. Stubbs.

  Changes made to the Internal Revenue Code in 1993 could potentially limit the ability of the Company to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to individuals named in the Summary Compensation Table. This limitation became effective in 1994. The Company has taken steps to mitigate the impact of this limitation and believes all compensation paid in 1995 to be fully tax deductible. The Company will continue to seek ways to preserve the tax deductibility of compensation payments without compromising the Company's or the Committee's flexibility in designing effective compensation plans that can meet the Company's changing objectives. Although the Committee will from time to time review the advisability of making changes in compensation plans to reflect future government-mandated policies, it will not do so unless it feels that such changes are in the best interest of the Company and its shareholders.

Brian R. Blackmarr, Chairman
W. Grogan Lord
Members of the Compensation Committee

                          TRANSACTIONS WITH MANAGEMENT

  During 1993, 1994 and 1995 a subsidiary of the Company entered into lease agreements whereby Stoney M. Stubbs, Jr., Chairman of the Board, President and Chief Executive Officer of the Company, Charles G. Robertson, the Executive Vice President and a director of the Company, and a family partnership controlled by Mr. Stubbs leased an aggregate of 54 tractors to the subsidiary. Lease payments were determined by reference to amounts the subsidiary was paying to unaffiliated lessors for similar equipment leased under similar terms. Each tractor is leased under a non-cancelable operating lease for a period of thirty-six months. As of December 31, 1995, the subsidiary was also renting an aggregate of 46 trailers from these officers. Trailer leases in effect on such date were cancelable without notice by either party and are continuing on a month-to-month basis.

  Total tractor and trailer rentals paid during 1995 by the subsidiary pursuant to the lease agreements were as follows: Mr. Stubbs and the family partnership--$819,915 and Mr. Robertson--$427,310. The leases are triple-net leases which require the lessee to pay directly to third parties all taxes, insurance and maintenance expenses. The leases grant the subsidiary an option to purchase the leased equipment at the end of the lease term for its fair market value. Fair market value is determined by reference to prices at which the subsidiary is able to buy and sell similar equipment of similar age and condition. During 1995, the Company purchased tractors and trailers valued at $284,765 from Mr. Stubbs and the family partnership and $155,900 from Mr. Robertson. The aggregate future minimum lease payments to Mr. Stubbs and the family partnership and Mr. Robertson under the tractor leases are $537,000 and $275,000, respectively, in 1996, $360,000 and $205,000, respectively, in 1997 and $120,000 and $60,000, respectively, in 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Arthur Andersen LLP served as the Company's independent accountant for fiscal year 1995. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Company intends to select its independent accountant to review and report on the financial statements of the Company for the 1996 fiscal year after receiving the recommendation of the Audit Committee of the Board of Directors at the Audit Committee's May 1996 meeting.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) promulgated under the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Officers and directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of such forms received by it, or written representations from certain reporting persons that no Form 5 filings were required for those persons, the Company believes that, during the year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                 SHAREHOLDER PROPOSALS AT 1997 ANNUAL MEETING

  Shareholders intending to present proposals at the 1997 Annual Meeting of Shareholders and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must deliver such proposals to the Secretary of the Company on or before November 30, 1996.

                                          By Order of the Board of Directors

Dallas, TX                                LEONARD W. BARTHOLOMEW
March 29, 1996                            Secretary

  THE COMPANY WILL PROVIDE, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, WHICH IT HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AT THE CLOSE OF BUSINESS ON MARCH 8, 1996. REQUESTS SHOULD BE DIRECTED TO LEONARD W. BARTHOLOMEW, SECRETARY OF THE COMPANY, P. O. BOX 655888, DALLAS, TEXAS 75265-5888.

                     FROZEN FOOD EXPRESS INDUSTRIES, INC.

                ANNUAL MEETING OF SHAREHOLDERS - APRIL 25, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby (1) acknowledges receipt of the notice, dated March 29, 1996, of the Annual Meeting of Shareholders of Frozen Food Express Industries, Inc. (herein called the "Company") to be held on Thursday, April 25, 1996, at 3:30 p.m., Dallas, Texas time, in the Sheraton Park Central Hotel, 12720 Merit Drive, Dallas, Texas 75251, and the Proxy Statement, also dated March 29, 1996, in connection therewith (herein called the "Proxy Statement"), and (2) constitutes and appoints Stoney M. Stubbs, Jr., and Burl G. Cott, and each of them, (if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution and revocation to each, for and in the name, place and stead of the undersigned, to vote, and act with respect to, all of the shares of capital stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at said meeting and at any adjournment thereof. The Board of Directors recommends a vote FOR each of the Company's proposals set forth on the reverse.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------
                 (Continued and to be signed on reverse side.)

     Please mark
/x/  votes as in
     this example.

     Please mark boxes in blue or black ink.

1.   ELECTION OF OFFICERS

Nominees: Stoney M. (Mit) Stubbs, Jr., Edgar O. Weller, W. Grogan Lord, Leroy Hallman, Brian R. Blackmarr, Charles G. Robertson, Burl G. Cott and T. Michael O'Connor.

                       FOR                 WITHHELD
                       / /                    / /


/ / __________________________________
For all nominees except as noted above


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE
FOR ADDRESS      / /
CHANGE AND
NOTE AT LEFT

Please promptly complete, date, sign and return this proxy using the enclosed envelope.


When shares are held by joint tenants, both should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer who should indicate his title. If a partnership, please sign in partnership name by authorized person. Please date, sign and mail this proxy card in the enclosed envelope. No postage is required if mailed in the United States.

Signature:  __________________________    Date:  __________________________

Signature:  __________________________    Date:  __________________________